As filed with the Securities and Exchange Commission on July 11, 2001
                                                          Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                        ALLIANCE CAPITAL MANAGEMENT L.P.
             (Exact name of Registrant as specified in its charter)

         Delaware                                              13-4064930
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                       1345 Avenue of the Americas
                        New York, New York 10105
                             (212) 969-1000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             -----------------------

                              David R. Brewer, Jr.,
                              Senior Vice President
                               and General Counsel
                        Alliance Capital Management L.P.
                           1345 Avenue of the Americas
                            New York, New York 10105
                                 (212) 969-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:
                            Francis J. Morison, Esq.
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                               New York, NY 10017
                                 (212) 450-4000

                             -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             -----------------------

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================

      Title of Each Class             Amount to be      Proposed Maximum Offering   Proposed Maximum                 Amount of
of Securities to be Registered         Registered         Price Per Unit (1)      Aggregate Offering Price(1)(2)  Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Debt Securities......................
                                         $600,000,000            100%                     $600,000,000                  $150,000
Debt Warrants(3).....................
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to rule 457(o).

(2) If any Debt Securities are issued at original issue discount, such greater amount as shall result in an aggregate initial offering price not in excess of $600,000,000.

(3) There are being registered hereby such indeterminate number of Debt Warrants as may be issued at indeterminate prices. Such Debt Warrants may be issued together with any Debt Securities. Debt Warrants may be exercised to purchase Debt Securities registered hereby.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with

Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
===============================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                   SUBJECT TO COMPLETION, ISSUED JULY 11, 2001
PROSPECTUS


                                  $600,000,000

                                   [ACM LOGO]

                                ALLIANCE CAPITAL
                                 MANAGEMENT L.P.

                                 DEBT SECURITIES
                                  DEBT WARRANTS

                             -----------------------

     We may offer from time to time debt securities or debt warrants. This prospectus describes the general terms of these securities and the manner in which we will offer these securities. The specific terms of any securities we offer will be provided in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                             -----------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                , 2001

                             -----------------------


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


About Alliance Capital Management L.P..........................................2
Where You Can Find More Information............................................2
Special Note on Forward-Looking Statements.....................................3
Consolidated Ratio of Earnings to Fixed Charges................................3
Use of Proceeds................................................................4
Description of Debt Securities.................................................5
Description of Debt Warrants..................................................11
Forms of Securities...........................................................14
Plan of Distribution..........................................................16
Legal Matters.................................................................17
Experts.......................................................................17


                              About this Prospectus

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus. The terms "Alliance Capital", "we," "us," and "our" refer to Alliance Capital Management L.P.

                     ABOUT ALLIANCE CAPITAL MANAGEMENT L.P.

     Alliance Capital is a leading global investment management firm, providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high net worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors and managers, with a diverse family of globally distributed mutual fund portfolios.

     Our principal executive offices are located at 1345 Avenue of the Americas, New York, New York 10105, and our telephone number is (212) 969-1000. We maintain a website at www.alliancecapital.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference
Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the SEC located at Citicorp, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 or over the Internet at the SEC's WEB site at http://www.sec.gov.

     This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The SEC allows us to incorporate by reference much of the information we file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

      (a) Current Reports on Form 8-K dated May 3, 2001, February 7, 2001, January 18, 2001 and January 9, 2001.

      (b)  Quarterly Report on Form 10-Q for the period ended March 31, 2001.

      (c)  Annual Report on Form 10-K for the year ended December 31, 2000.

     You may request a copy of these filings at no cost, by writing or telephoning the office of Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105, Attention: Investor Relations, 1-800-962-2134.

                   SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of such factors include, but are not limited to, the following:

     o     the performance of financial markets;

     o the investment performance of sponsored investment products and separately managed accounts;

     o     general economic conditions;

     o     future acquisitions;

     o     competitive conditions; and

     o     government regulations, including changes in tax rates.

     Alliance Capital cautions potential investors to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made. Alliance Capital undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.


                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.


                                              Three Months Ended                   Fiscal Year
                                              --------------------   ------------------------------------
                                              March 31,  March 31,
                                                2001       2000      2000    1999    1998    1997   1996
                                              ---------  ---------   ----    ----    ----    ----   ----
Consolidated ratio of earnings to fixed
charges........................................  14.02      13.82    17.11   24.74   47.67   51.00  109.47

     For purposes of calculating the ratio of earnings to fixed charges, earnings are the sum of:

    o pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees;

    o     fixed charges;

    o     amortization of capitalized interest;

    o     distributed income of equity investees; and

    o our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges;

    less:

    o     capitalized interest.

     For purposes of calculating the ratio of earnings to fixed charges, fixed charges are the sum of:

    o     interest expensed and capitalized;

    o amortized premiums, discounts and capitalized expenses related to indebtedness; and

    o     our estimate of the interest components of rental expenses.

                                 USE OF PROCEEDS

     Alliance Capital will use the net proceeds from the sale of the securities we offer by this prospectus for general partnership purposes or for any other purpose described in the applicable prospectus supplement.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under a senior debt indenture between us and The Bank of New York, as trustee. The debt securities will constitute senior debt of Alliance Capital. This prospectus refers to the senior debt indenture as the indenture and the senior debt trustee as the trustee. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     We have summarized below the material terms and provisions of the indenture and the debt securities or indicated which material provisions will be described in the related prospectus supplement. The summary is not complete. The indenture is included as an exhibit to the registration statement for these securities that we have filed with the SEC. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

Terms of the Debt Securities to be Described in the Prospectus Supplement

     The indenture will not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

     o the designation, aggregate principal amount, purchase price and authorized denominations;

     o the currency or currencies, if other than the currency of the United States, in which principal, premium, if any, and interest will be paid;

     o    the maturity date;

     o the interest rate, if any, and the method for calculating the interest rate;

     o the interest payment dates and the record dates for the interest payments;

     o    the place where we will pay principal, premium, if any, and interest;

     o any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;

     o if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

     o whether the debt securities will be issued in the form of global securities or certificated securities;

     o additional provisions, if any, relating to the defeasance of the debt securities;

     o any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

     o any applicable United States federal income tax consequences, including, but not limited to:

          o whether and under what circumstances we will pay additional amounts on debt securities held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

          o tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes;

          o tax considerations applicable to any debt securities denominated and payable in foreign currencies; and

     o our right, if any, to defer payment of interest and the maximum length of this deferral period;

     o    any listing on a securities exchange;

     o any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Senior Debt

     Alliance Capital will issue the debt securities under the indenture. The debt securities will constitute part of the senior debt of Alliance Capital and will rank equally and pari passu with all other unsecured and unsubordinated debt of Alliance Capital.

Covenants

   Limitations on Liens

     The indenture will provide that, except as described below, Alliance Capital will not, nor will it permit any subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, deed of trust or other lien on any stock or any indebtedness of any designated subsidiary or any subsidiary that owns, directly or indirectly, all or substantially all of the stock of any designated subsidiary without effectively providing that the debt securities issued under the indenture will be secured equally and ratably with or prior to all other indebtedness secured by such lien, so long as the secured indebtedness is so secured unless, after giving effect thereto, the aggregate principal amount of all such secured indebtedness which would otherwise be prohibited would not exceed 15% of Alliance Capital's consolidated total assets. These restrictions shall not apply to indebtedness secured by:

     o liens on any shares of stock or indebtedness acquired from a person which is merged with or into, or which sells all or substantially all of its assets to, Alliance Capital or a designated subsidiary;

     o liens to secure indebtedness of a designated subsidiary to Alliance Capital or another designated subsidiary but only as long as such indebtedness is owned or held by Alliance Capital or a designated subsidiary; and

     o any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the two foregoing clauses.

     For the purposes of the indenture, "consolidated total assets" shall mean, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of Alliance Capital and its consolidated subsidiaries as at the end of a fiscal quarter of Alliance Capital, prepared in accordance with generally accepted accounting principles; "designated subsidiary" means each of SCB LLC and AFD and any subsidiary succeeding to any substantial part of the business conducted by either of them; "subsidiary" means any corporation, limited liability company, partnership or other entity of which at the time of determination Alliance Capital owns or controls directly or indirectly more than 50% of the stock or equivalent interest; and "stock" means the equity (which includes, but is not limited to, common stock, preferred stock, limited liability company membership interests, partnership interests (whether general or limited) and joint venture interests) of the subsidiary in question.

Consolidation, Merger or Sale of Assets

     We will not merge or consolidate with or into or sell, lease or convey all or substantially all of our properties and assets to any person or persons unless:

     o Alliance Capital will be the continuing person, or, if Alliance Capital is not the continuing person, the resulting, surviving or transferee person, the "surviving entity", is a company organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of our obligations under the debt securities and the indenture by a supplemental indenture in form and substance reasonably satisfactory to the trustee; and

     o immediately after such transaction, no event of default has occurred and is continuing; and

     o Alliance Capital or the surviving entity will have delivered to the trustee an officer's certificate and opinion of counsel stating that the transaction and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

     If any merger or consolidation or any sale, lease or conveyance of all or substantially all of our assets occurs in accordance with the indenture, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of Alliance Capital under the indenture with the same effect as if such successor corporation had been named as the issuer under the indenture.

Events of Default

     The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities, or if we become bankrupt. You should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture permits the issuance of debt securities in one or more series, and, generally, whether an event of default has occurred is determined on a series by series basis.

     An event of default is defined under the indenture, with respect to the debt securities of any series, as being:

     o default in paying principal, or premium, if any, on the debt securities of that series when due;

     o default in paying interest on the debt securities of that series when it becomes due and the default continues for a period of 30 days or more;

     o default in the performance, or breach, of any covenant in the indenture (other than defaults specified in either of the two previous clauses) and the default or breach continues for a period of 60 days or more after we receive written notice from the trustee or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

     o the occurrence of certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to Alliance Capital or any designated subsidiary; or

     o    any other events of default set forth in the prospectus supplement.

     If an event of default (other than an event of default under the indenture specified in the fourth clause above) occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may by written notice, and the trustee at the request of the holders of not less than 25% in principal amount of the outstanding debt securities of such series will, require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any.

     If an event of default under the indenture specified in the fourth clause above occurs and is continuing, then the entire principal amount of the outstanding debt securities (or such lesser amount as may be provided in the terms of the securities) will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

     After a declaration of acceleration or any automatic acceleration under the fourth clause above, the holders of a majority in principal amount of outstanding debt securities of that series may rescind the accelerated payment requirement if all existing events of default, except for nonpayment of the principal and interest on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of that series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.

     Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have made written request, and offered reasonable indemnity, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.

     During the existence of an event of default, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person's own affairs. If an event of default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

     The trustee will, within 90 days after any default occurs, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

     We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification and Waiver

     The indenture may be amended or modified without the consent of any holder of debt securities in order to:

     o    secure the debt securities of a series;

     o provide for the assumption of our obligations in the case of a merger or consolidation;

     o make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;

     o    cure ambiguities, defects or inconsistencies;

     o    establish the forms or terms of debt securities of any series;

     o    evidence the acceptance of appointment by a successor trustee; or

     o make any change that does not adversely affect the interests of the holders of the debt securities.

     Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

     o reduce the principal amount, or modify the final maturity, of any debt security, or reduce the amount payable upon redemption of the debt securities;

     o reduce the interest rate or extend the time for payment of interest on the debt securities;

     o reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;

     o change the currency in which principal, any premium or interest is paid;

     o modify or amend the provisions for conversion of any currency into another currency;

     o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     o alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities of Alliance Capital or of other entities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities; or

     o impair the right to institute suit for the enforcement of any payment on the debt securities.

Defeasance and Covenant Defeasance

     If we deposit, in trust, with the trustee (or other qualifying trustee), sufficient cash or specified government obligations to pay the principal of (and premium, if any) and interest and any other sums due on the scheduled due date for the debt securities of a particular series, then at our option and subject to certain conditions (including the absence of an event of default):

     o we will be discharged from our obligations with respect to the debt securities of such series, which we refer to as a "legal defeasance", or

     o we will no longer be under any obligation to comply with the covenants described above under "Limitations on Liens" and "Consolidation, Merger or Sale of Assets" and an event of default relating to any failure to comply with such covenants will no longer apply to us with respect to such debt securities, which we refer to as a "covenant defeasance."

     If we exercise our legal defeasance option, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of such debt securities may not be accelerated by reference to the covenants from which we have been released or pursuant to an event of default referred to above which is no longer applicable. If we fail to comply with our remaining obligations with respect to such debt securities under the indenture after we exercise the covenant defeasance option and such debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we will remain liable for such payments.

     Under current United States federal income tax laws, a legal defeasance would be treated as a taxable event in which holders of those debt securities might recognize gain or loss. Unless accompanied by other changes in the terms of the debt securities, a covenant defeasance generally should not be treated as a taxable exchange. In order to exercise our defeasance options, we must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

Concerning our Relationship with the Trustees

     We and our subsidiaries maintain ordinary banking relationships and credit facilities with The Bank of New York.

                          DESCRIPTION OF DEBT WARRANTS

     We may issue debt warrants for the purchase of debt securities. We may offer debt warrants separately or together with one or more additional debt warrants or debt securities, as described in the applicable prospectus supplement. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement.

     The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, all as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement. A form of debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, reflecting the alternative provisions that may be included in the debt warrant agreements to be entered into with respect to particular offerings of debt warrants, is included as an exhibit to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information" above for information on how to obtain a copy of the form of debt warrant agreement.

Terms of the Debt Warrants to be Described in the Prospectus Supplement

     The particular terms of each issue of debt warrants, the applicable debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement. This description will include:

     o the specific designation and aggregate number of, and the price at which we will issue, the debt warrants;

     o    the currency with which the debt warrants may be purchased;

     o the date on which the right to exercise the debt warrants will begin and the date on which that right will expire or, if you may not continuously exercise the debt warrants throughout that period, the specific date or dates on which you may exercise the debt warrants;

     o    whether the debt warrants will be issued in definitive or global form;

     o any applicable United States federal income tax consequences, including, but not limited to:

          o whether and under what circumstances we will pay additional amounts on debt securities that may be purchased upon exercise of the debt warrants and are held by a person who is not a U.S. person for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

          o tax considerations applicable to any discounted debt securities or to debt securities issued at par that may be purchased upon exercise of the debt warrants and are treated as having been issued at a discount for United States federal income tax purposes;

          o tax considerations applicable to any debt securities that may be purchased upon exercise of the debt warrants and are denominated and payable in foreign currencies; and

     o the identity of the debt warrant agent for the debt warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

     o the proposed listing, if any, of the debt warrants or any securities purchasable upon exercise of the debt warrants on any securities exchange;

     o if applicable, the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

     o if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of the debt warrants issued with each of the debt securities;

     o if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

     o    if applicable, any anti-dilution provisions; and

     o    any other terms of the debt warrants.

   Exercise of Debt Warrants

     Unless otherwise provided in the related prospectus supplement, each debt warrant will entitle the holder of debt warrants to purchase for cash the principal amount of debt securities at the exercise price that will in each case be set forth in, or be determinable as set forth in, the related prospectus supplement. Debt warrants may be exercised at any time up to the close of business on the expiration date specified in the prospectus supplement relating to the debt warrants. After the close of business on the expiration date or any later date to which the expiration date may be extended by us, unexercised debt warrants will become void.

     Debt warrants may be exercised as set forth in the prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon exercise of the debt warrants to the person entitled to them. If fewer than all of the debt warrants represented by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

     If you hold your interest in a debt warrant indirectly, you should check with the institution through which you hold your interest in the debt warrant to determine how these provisions will apply to you.

Significant Provisions of the Debt Warrant Agreements

     We will issue the debt warrants under one or more debt warrant agreements to be entered into between us and a bank or trust company, as debt warrant agent, in one or more series, which will be described in the prospectus supplement for the debt warrants. The forms of debt warrant agreements are filed as exhibits to the registration statement. The following summaries of significant provisions of the debt warrant agreements and the debt warrants are not intended to be comprehensive and holders of debt warrants should review the detailed provisions of the relevant debt warrant agreement for a full description and for other information regarding the debt warrants.

     Modifications without Consent of Debt Warrant Holders. We and the debt warrant agent may amend the terms of the debt warrants and the debt warrant certificates without the consent of the holders to:

     o    cure any ambiguity,

     o cure, correct or supplement any defective or inconsistent provision, or

     o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

     Modifications with Consent of Debt Warrant Holders. We and the debt warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised debt warrants affected, may modify or amend the debt warrant agreement. However, we and the debt warrant agent may not make any of the following modifications or amendments without the consent of each affected debt warrant holder:

     o    change the exercise price of the debt warrants;

     o reduce the amount or number receivable upon exercise, cancellation or expiration of the debt warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt warrants;

     o shorten the period of time during which the debt warrants may be exercised;

     o materially and adversely affect the exercise rights of the owners of the debt warrants; or

     o reduce the percentage of outstanding debt warrants the consent of whose owners is required for the modification of the applicable debt warrant agreement.

     Consolidation, Merger or Sale of Assets. If at any time we merge or consolidate with another entity or transfer substantially all of our assets, the successor entity will succeed to and assume all of our obligations under each debt warrant agreement and the debt warrant certificates. We will then be relieved of any further obligation under each of those debt warrant agreements and the debt warrants issued under those debt warrant agreements. See "Description of Debt Securities--Covenants-Consolidation, Merger or Sale of Assets."

     Enforceability of Rights of Debt Warrant Holders. The debt warrant agents will act solely as our agents in connection with the debt warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of debt warrant certificates or beneficial owners of debt warrants. Any holder of debt warrant certificates and any beneficial owner of debt warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the debt warrants evidenced by the debt warrant certificates in the manner provided for in that series of debt warrants or pursuant to the applicable debt warrant agreement. No holder of any debt warrant certificate or beneficial owner of any debt warrants will be entitled to any of the rights of a holder of the debt securities or any other debt warrant property purchasable upon exercise of the debt warrants, including, without limitation, the right to receive the payments on those debt securities or other debt warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

     Registration and Transfer of Debt Warrants. Subject to the terms of the applicable debt warrant agreement, debt warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the debt warrant agent for that series of debt warrants, or at any other office indicated in the prospectus supplement relating to that series of debt warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the debt warrant agreement. The transfer or exchange will be effected only if the debt warrant agent for the series of debt warrants is satisfied with the documents of title and identity of the person making the request.

     New York Law to Govern. The debt warrants and each debt warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                               FORMS OF SECURITIES

     Each debt security and debt warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities and debt warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

     Registered Global Securities. We may issue the registered debt securities and debt warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture or debt warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture or debt warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or debt warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or debt warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to debt warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Alliance Capital, the trustee, the debt warrant agent or any agent of Alliance Capital, the trustee or the debt warrant agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee, debt warrant agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

                              PLAN OF DISTRIBUTION

     We may sell the securities in any of three ways (or in any combination):
(a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The prospectus supplement will set forth the terms of the offering of such securities, including

     (a) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them,

     (b) the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and

     (c)  any securities exchanges on which the securities may be listed.

      Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

     We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

     We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Alliance Capital at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

     Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

     The validity of the securities in respect of which this prospectus is being delivered will be passed upon for us by Davis Polk & Wardwell, New York, New York.


                                     EXPERTS

     The consolidated statements of financial condition of Alliance Capital as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in partners' capital and comprehensive income and cash flows for the year ended December 31, 2000 and the two-month period ended December 31, 1999, and the consolidated statements of income, partners' capital and comprehensive income and cash flows of Alliance Holding, the predecessor to Alliance Capital, for the ten-month period ended October 29, 1999 and the consolidated statements of income, changes in partners' capital and comprehensive income and cash flows for the year ended December 31, 1998, appearing in the Alliance Capital 10-K for the year ended December 31, 2000 and incorporated by reference into this registration statement have been audited by KPMG LLP, independent accountants, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.

                                                                  Amount to be
                                                                       Paid
                                                                 --------------
Registration fee................................................ $      150,000
Printing........................................................        100,000
Legal fees and expenses (including Blue Sky fees)...............        125,000
Trustee fees....................................................         15,000
Rating Agency fees..............................................        350,000
Accounting fees and expenses....................................        100,000
Miscellaneous...................................................         25,000
                                                                 --------------
    TOTAL....................................................... $      865,000
                                                                 ==============


Item 15.  Indemnification of Directors and Officers

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may indemnify any partner or other person from and against any and all claims and demands by reason of such person being or having been a partner, employee or agent to the Registrant. The Delaware Revised Uniform Limited Partnership Act provides that Section 17-108 is not exclusive of other rights to which those seeking indemnification may be entitled under any partnership agreement. Section 6.09 of the Registrant's Limited Partnership Agreement provides for indemnification by the Registrant of its partners and others to the fullest extent permitted by the law.

     Section 6.09 of the Registrant's Limited Partnership Agreement provides that indemnified persons shall be held harmless by the Registrant if, with respect to the matter at issue the indemnified person acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

     The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

     The proposed form of Underwriting Agreement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.  Exhibits and Financial Statement Schedules

     (a) The following exhibits are filed as part of this Registration
Statement:


Exhibit No.                        Document
-----------                        --------

1.1*      Form of Underwriting Agreement

4.1 Amended and Restated Agreement of Limited Partnership dated October 29, 1999 of Alliance Capital Management L.P. (formerly Alliance Capital Management L.P. II) (incorporated by reference to Exhibit
          (a)(3) to the Form 10-Q for the quarterly period ended September 30, 1999 of Alliance Capital Management Holding L.P. (formerly Alliance Capital Management L.P.) filed on November 15, 1999).

4.2      Form of Senior Debt Indenture between the Registrant and The Bank of
         New York

4.3      Form of Senior Note

4.4      Form of Debt Warrant Agreement

4.5      Form of Debt Warrant (included in Exhibit 4.4)

5.1      Opinion of Davis Polk & Wardwell

12.1 Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges

23.1     Consent of KPMG LLP

23.2     Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

24.1 Power of Attorney (included on the signature pages of the Registration Statement)

25.1 Statement of Eligibility on Form T-1 of The Bank of New York for Senior Debt Indenture

------
* To be filed by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b) if the debt securities are sold through one or more underwriters.


Item 17.  Undertakings

      (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement :

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby understands that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 11, 2001.

                                ALLIANCE CAPITAL MANAGEMENT L.P.
                                By: Alliance Capital Management Corporation, its
                                    General Partner



                                By:  /s/ Bruce W. Calvert
                                     ------------------------------------------
                                     Bruce W. Calvert
                                     Chief Executive Officer and Chairman of the
                                     Board of Directors


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David R. Brewer, Jr., John D. Carifa and Robert
H. Joseph, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                      Title                         Date
                 ----------                                     -----                         ----

           /s/ Bruce W. Calvert                        Chief Executive Officer
------------------------------------------               and Chairman of the              July 11, 2001
               Bruce W. Calvert                          Board of Directors


           /s/ John D. Carifa                                                             July 11, 2001
------------------------------------------        President, Chief Operating Officer
               John D. Carifa                                and Director


          /s/ Robert H. Joseph, Jr.               Senior Vice President, Chief Financial  July 11, 2001
------------------------------------------        Officer and Principal Accounting
              Robert H. Joseph, Jr.                            Officer


           /s/ Donald H. Brydon
------------------------------------------                    Director                    July 11, 2001
               Donald H. Brydon


           /s/ Henri de Castries
------------------------------------------                    Director                    July 11, 2001
               Henri de Castries


        /s/ Christopher M. Condron
------------------------------------------                    Director                    July 11, 2001
            Christopher M. Condron


                                      II-4




             /s/ Denis Duverne
------------------------------------------                    Director                    July 11, 2001
                 Denis Duverne


          /s/ Richard S. Dziadzio
------------------------------------------                    Director                    July 11, 2001
              Richard S. Dziadzio


            /s/ Alfred Harrison
------------------------------------------               Vice Chairman of the             July 11, 2001
                Alfred Harrison                           Board of Directors


             /s/ Roger Hertog
------------------------------------------               Vice Chairman of the             July 11, 2001
                 Roger Hertog                             Board of Directors


         /s/ Benjamin D. Holloway
------------------------------------------                    Director                    July 11, 2001
             Benjamin D. Holloway


           /s/ W. Edwin Jarmain
------------------------------------------                    Director                    July 11, 2001
               W. Edwin Jarmain


            /s/ Peter D. Noris
------------------------------------------                    Director                    July 11, 2001
                Peter D. Noris


           /s/ Lewis A. Sanders
-------------------------------------------           Chief Investment Officer and Vice   July 11, 2001
               Lewis A. Sanders                       Chairman of the Board of Directors


             /s/ Frank Savage
------------------------------------------                    Director                    July 11, 2001
                 Frank Savage


            /s/ Peter J. Tobin
------------------------------------------                    Director                    July 11, 2001
                Peter J. Tobin


           /s/ Stanley B. Tulin
------------------------------------------                    Director                    July 11, 2001
               Stanley B. Tulin


           /s/ Dave H. Williams
------------------------------------------                    Director                    July 11, 2001
               Dave H. Williams

                                  EXHIBIT INDEX



Exhibit No.                    Document
-----------                    --------

1.1*       Form of Underwriting Agreement

4.2 Form of Senior Debt Indenture between the Registrant and The Bank of New York

4.3        Form of Senior Note

4.4        Form of Debt Warrant Agreement

4.5        Form of Debt Warrant (included in Exhibit 4.4)

5.1        Opinion of Davis Polk & Wardwell

12.1 Statement regarding computation of Consolidated Ratio of Earnings to Fixed Charges

23.1       Consent of KPMG LLP

23.2       Consent of Davis Polk & Wardwell (included in Exhibit 5.1)

24.1 Power of Attorney(included on the signature pages of the Registration Statement)

25.1 Statement of Eligibility of The Bank of New York on Form T-1 for Senior Debt Indenture

-----------------
* To be filed by a Current Report on Form 8-K pursuant to Regulation S-K, Item 601(b) if the debt securities are sold through one or more underwriters.


                                       E-1